                                                                    EXHIBIT 2.2

                           SHARE EXCHANGE  AGREEMENT


     THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the first day of April, 1996 (the "Effective Date"), by and among Telco Communications Group, Incorporated, a Virginia corporation ("Telco"), and Thomas Cirrito ("T. Cirrito"), Nicole Cirrito ("N. Cirrito") and Michael Cirrito ("M. Cirrito" and, collectively with T. Cirrito and N. Cirrito, the "Shareholders").


                                    RECITALS

     A. The authorized capital stock of Telco consists of 100,000 shares of Common Stock, no par value ("Telco Common Stock"), of which 49,192 are issued and outstanding and 10,000 have been reserved for issuance under the Telco Stock Option Plan.

     B. The authorized capital stock of Long Distance Wholesale Club, a Delaware corporation and a 56% subsidiary of Telco ("LDWC"), consists of 1,500 shares of Common Stock, no par value ("LDWC Common Stock"), of which 225.26 shares are issued and outstanding and 5.72 shares have been reserved for issuance under the LDWC Stock Option Plan. Telco and the Shareholders own all of the issued and outstanding shares of capital stock of LDWC, as set forth on
Schedule 1 hereto ("Schedule of Ownership").

     C. The Board of Directors of Telco and LDWC has approved the purchase by Telco of the Shareholders' respective shares of LDWC Common Stock pursuant to which each issued and outstanding share of LDWC Common Stock (other than shares held by Telco) shall be exchanged for 120.05 shares of Telco Common Stock (the "Exchange Price Per LDWC Share"), upon the terms and subject to the conditions hereinafter set forth.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     In addition to capitalized terms defined elsewhere in this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Affiliate" means, with respect to any person, any other person who
      ---------
directly or indirectly
controls, is controlled by or is under common control with such person, and in addition with respect to officers, directors and stockholders of any person, any relative or spouse (or relative of such spouse) who resides with any such officer, director or spouse.

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.


                                   ARTICLE 2
                                   EXCHANGE OF SHARES
                                   ------------------

     2.1  Exchange of Shares.  Subject to the provisions of this Agreement, the
          ------------------
Shareholders agree to sell, and Telco agrees to purchase, at the Effective Date, the issued and outstanding shares of LDWC Common Stock in exchange for shares of Telco Common Stock.

     2.2  Exchange Price.  The exchange price for the shares of LDWC Common
          --------------
Stock shall be as follows:

     (a) With respect to the shares held by T. Cirrito, 11,524.8 shares of Telco Common Stock, payable at Closing;

     (b) With respect to the shares held by N. Cirrito, 240.1 shares of Telco Common Stock, payable at Closing; and

     (c) With respect to the shares held by M. Cirrito, 240.1 shares of Telco Common Stock, payable at Closing;

     2.3  Share Exchange Procedure.  (a)  At Closing, the Shareholders shall
          ------------------------
surrender to Telco all of their certificates representing shares of LDWC Common Stock, together with any documents reasonably required by Telco. At Closing, Telco shall issue to each Shareholder a certificate registered in such Shareholder's name representing the shares of Telco Common Stock issued in exchange therefor, and such certificates surrendered shall forthwith be canceled.

          (b) The shares of Telco Common Stock issued to the Shareholders hereunder shall be deemed to have been exchanged, issued and distributed in full satisfaction of all rights pertaining to the shares of LDWC Common Stock held by the Shareholders.

     2.4  Further Assurances.  If at any time after the Closing, Telco or any
          ------------------
of the Shareholders shall consider or be advised that any agreements, assurances or any other acts or things are necessary, desirable or proper to carry out the purposes of this Agreement, each party shall execute and deliver all such agreements and assurances and do all such other acts and things reasonably necessary, desirable or proper to carry out the purpose of this Agreement.

     2.5  Appointment of T. Cirrito as Director of Telco.  At the Effective
          ----------------------------------------------
Date, Telco shall cause the Board of Directors of Telco to be expanded and shall cause T. Cirrito to be appointed as a director of Telco.


                                   ARTICLE 3
                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                THE SHAREHOLDERS
                                ----------------

     As an inducement to Telco to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders, jointly and severally, represents and warrants to Telco as follows:

     3.1  Authority of Shareholders.    Each Shareholder is the legal and
          -------------------------
beneficial owner of the shares of LDWC Common Stock set forth on the Schedule of Ownership, free and clear of Encumbrance and has all requisite legal right, power, capacity and authority to enter into this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by each Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against him or her in accordance with its terms. Except as set forth in Schedule 3.1, neither the execution and delivery of this Agreement or any of the other agreements or instruments contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof does or will:

          (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the properties of any Shareholder, or under any note, instrument, agreement, mortgage, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, restriction or obligation to which a Shareholder is a party or any of his or her properties is subject or by which any Shareholder is bound, or any law, rule, regulation or other legal requirement affecting any Shareholder or his or her properties, or

          (b) require the approval, consent, authorization or act of, or the making by any Shareholder of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body.

     3.2  Disclosure.  None of the representations or warranties of the
          ----------
Stockholders contained herein, none of the information contained in the Schedule referred to in Article 3, and none of the other information or documents furnished or to be furnished to Telco or any of its representatives by the Shareholders or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                    OF TELCO
                                    --------

     As an inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Telco hereby represents and warrants to the Shareholders as follows:

     4.1  Organization of Telco.  Telco is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Virginia. Telco is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions the failure by Telco to qualify in which would not have a material adverse effect on Telco, its businesses, operations or financial condition and no other jurisdiction has demanded, requested or otherwise indicated that Telco is required so to qualify. Telco has all requisite corporate power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

     4.2  Outstanding Capital Stock.  The authorized capital stock of Telco
          -------------------------
consists of (i) 100,000 shares of Telco Common Stock, of which 49,192 are currently issued and outstanding and 10,000 are reserved for issuance under the Telco Stock Option Plan. The Telco Common Stock to be issued to the holders of LDWC Common Stock pursuant to this Agreement, when so issued, will be duly and validly authorized, issued and outstanding, fully paid, non-assessable and free of preemptive rights.

     4.3  Options or Other Rights.  Except as described in Schedule 4.3, there
          ------------------------
is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, or other agreement of any kind to purchase or otherwise to receive from Telco any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Telco, and there is no outstanding security of any kind convertible into such capital stock.

     4.4  Articles or Certificate of Incorporation and By-Laws.  Telco has
          ----------------------------------------------------
heretofore delivered to the Shareholders true and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof.

     4.5  Authority of Telco.  Telco has full power and authority to execute and
          ------------------
deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance of this Agreement by Telco has been duly authorized and approved by Telco's Boards of Directors, and no other corporate proceedings on the part of Telco will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Telco and is, and each other agreement or instrument of Telco contemplated hereby will be, the legal, valid and binding agreement of Telco, enforceable in accordance with their respective terms. Except as set forth in Schedule 4.5, neither the execution and delivery of this Agreement or any of the other agreements or instruments contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (1) conflict with, or result in a breach of the terms, conditions or provisions, or constitute a default, or an event of default or an event creating rights of acceleration, termination or cancellation or loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the properties of Telco, under the Articles of Incorporation or By-laws of Telco or any note, instrument, agreement, mortgage, lease, license, franchise, permit, judgment, order, award, decree or other authorization, right, restriction or obligation to which Telco is a party, or any of its properties is subject or by which Telco is bound, or any statute, other law or regulatory provision affecting Telco or its properties, or

          (2) require the approval, consent, authorization or act of, or the making by Telco of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental authority or regulatory body.

     4.6  Disclosure.  None of the representations or warranties of Telco
          ----------
contained herein, none of the information contained in the Schedules referred to in this Article 4, and none of the other information or documents furnished or to be furnished to the Shareholders or any of their representatives by Telco or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.


                                   ARTICLE 5
                      ACTION PRIOR TO THE EFFECTIVE  DATE
                      -----------------------------------

     The respective parties hereto covenant and agree to take the following actions between the date hereof and the Effective Date:

     5.1  Preserve Accuracy of Representations and Warranties.  Each of the
          ---------------------------------------------------
parties hereto shall refrain from taking any action, and the stockholders of each party shall refrain from taking any action, which would render any representation or warranty contained in Article 3 or 4 of this Agreement inaccurate as of the Effective Date. Each party shall promptly notify the others of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this

Agreement. Each party shall promptly notify the other parties of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against such party that would have been listed in a Schedule hereto by such party if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

     5.2  Consents and Approvals.  Each party hereto shall cooperate in using
          ----------------------
such party's best efforts promptly to obtain all consents and amendments from parties to contracts, licenses, leases and other agreements and all consents, amendments or permits from governmental authorities, which are required by the terms thereof, this Agreement or otherwise for the due and punctual consummation of the transactions contemplated by this Agreement.

     5.3  No Public Announcement.  No party hereto (other than Telco) shall,
          ----------------------
without the approval of the other parties hereto make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case Telco shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.


                                   ARTICLE 6
                            CONDITIONS PRECEDENT TO
                            -----------------------
                             OBLIGATIONS OF TELCO
                             --------------------

     The obligation of Telco to consummate the share exchange under this Agreement shall, at the option of Telco, be subject to the satisfaction, on or prior to the Effective Date, of each of the following conditions:

     6.1  No Misrepresentation or Breach of Covenants and Warranties.  There
          ----------------------------------------------------------
shall have been no material breach by any Shareholder in the performance of any of their respective covenants and agreements herein; each of the representations and warranties of the Shareholders contained or referred to herein shall be true and correct in all material respects as of the Effective Date as though made on the Effective Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Telco; and there shall have been delivered to Telco a certificate or certificates to such effect, dated the Effective Date, signed by each Shareholder.

     6.2  No Changes or Destruction of Property.  Between the date hereof and
          -------------------------------------
the Effective Date, there shall have been (a) no material adverse change in the properties, business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of LDWC; and (b) no material adverse federal or state legislative or regulatory change affecting LDWC or its services.

     6.3  Necessary Consents.  LDWC shall have received consents, approvals and
          ------------------
authorizations, in form and substance reasonably satisfactory to Telco, to the transactions contemplated hereby from all governmental authorities and third parties, to the extent necessary to effectuate the transactions contemplated hereby, and all such consents, approvals and authorizations shall be in full force and effect.

     6.4  Corporate Action.  LDWC shall have taken all corporate action
          ----------------
necessary to approve the transactions contemplated by this Agreement.

     6.5  No Restraint or Litigation.  No action, suit, investigation or
          --------------------------
proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     6.6  Employment Agreements.  T. Cirrito, Telco and LDWC shall have entered
          ---------------------
into the Employment Agreement attached hereto as Exhibit A.
                                                 ---------

     6.7  Conversion of Options.  Each of the holders of options to purchase
          ---------------------
LDWC Common Shares shall have entered into an option exchange or other agreement satisfactory in form and substance to Telco, providing for the exchange of LDWC options for Telco options to receive the Exchange Price Per LDWC Shares multiplied by the number of LDWC Common Shares subject to such holder's LDWC options.


                                   ARTICLE 7
                            CONDITIONS PRECEDENT TO
                            -----------------------
                          OBLIGATIONS OF SHAREHOLDERS
                          ---------------------------

     The obligation of the Shareholders to consummate the share exchange under this Agreement shall be subject to the satisfaction, on or prior to the Effective Date, of the following conditions:

     7.1  No Misrepresentation or Breach of Covenants and Warranties.  There
          ----------------------------------------------------------
shall have been no material breach by Telco in the performance of any of its covenants and agreements herein; each of the representations and warranties of Telco contained or referred to in this Agreement shall be true and correct on the Effective Date as though made on the Effective Date, and there shall have been delivered to the Shareholders a certificate or certificates to such effect, dated the Effective Date and signed on behalf of Telco by its President or Chairman.

     7.2  Corporate Action.  Telco shall have taken all corporate action
          ----------------
necessary to approve the transactions contemplated by this Agreement, and Telco shall have furnished the Shareholders with certified copies of resolutions adopted by the Board of Directors of Telco, in form and substance reasonably satisfactory to counsel for the Shareholders, in connection with such transactions.

     7.3  No Restraint or Litigation.  No action, suit or proceeding by any
          --------------------------
governmental
agency shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     7.4  Necessary Governmental Approvals.  The parties shall have received
          --------------------------------
all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 3.1 or otherwise required to be obtained prior to the Effective Date by applicable law or regulation or which are necessary to prevent a material adverse change in the properties, the business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of Telco or LDWC.

     7.5  Employment Agreements.  T. Cirrito, Telco and LDWC shall have entered
          ---------------------
into the Employment Agreement attached hereto as Exhibit A.
                                                 ---------


                                   ARTICLE 8
                                    CLOSING
                                    -------

     8.1  Time and Place.  The closing (the "Closing") under this Agreement
          --------------
shall be held on the first day of April, 1996, at the offices of Swidler & Berlin, Chartered, 3000 K Street, N.W., Washington, D.C., at 10:00 a.m., or such other time and place as shall be agreed upon by Telco and the Shareholders.

     8.2  Deliveries.  At the Closing, each of the parties hereto shall deliver
          ----------
to the other parties all of the documents and instruments required to be delivered by such party pursuant to Articles 6 and 7 hereof.


                                   ARTICLE 9
                                INDEMNIFICATION
                                ---------------

     9.1  Indemnification by Shareholders.  Each Shareholder, jointly and
          -------------------------------
severally, agrees to indemnify and hold harmless Telco and its Affiliates (excluding the Shareholders), successors and assigns from and against any and all (a) liabilities, losses, costs or damages ("Loss" or "Losses") and (b) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense" or "Expenses") incurred by Telco and its Affiliates (excluding the Shareholders), successors and assigns in connection with or arising from any material breach of any warranty or the material inaccuracy of any representation of any Shareholder contained or referred to in this Agreement or any certificate delivered by or on behalf of any Shareholder pursuant hereto.

     9.2  Indemnification by Telco.  Telco agrees to indemnify and hold
          ------------------------
harmless each Shareholder from and against any and all Losses and Expenses incurred by such Shareholder in connection with or arising from any material breach of any warranty or the material inaccuracy of any representation of Telco contained or referred to in this Agreement or in any certificate delivered by or on behalf of Telco pursuant hereto.

     9.3  Notice of Claims.  If Telco or a Shareholder believes that any of the
          ----------------
persons indemnified under this Article 9 has suffered or incurred any Loss or incurred any Expense, Telco or such Shareholder shall so notify the other promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the indemnified persons intends to claim any liability or expense as Loss or Expense under this Article 9, any such indemnified person shall promptly notify the indemnifying party of such action or suit.

     9.4  Third Party Claims.  (a)  Subject to paragraph (b) of this Section
          ------------------
9.4, the persons indemnified under this Article 9 shall have the right to conduct and control, through counsel (but no more than one law firm) of their choosing, any third party claim, action or suit, and the persons indemnified may compromise or settle the same, provided that any of the indemnified persons shall give the indemnifying party advance notice of any proposed compromise or settlement. The indemnified persons shall permit the indemnifying party to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the
indemnifying party.   Any compromise or settlement with respect to a claim for
money damages effected after the indemnifying party by notice to the indemnified party shall have disapproved such compromise or settlement shall discharge the indemnifying party from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this
Article 9; provided, however, that if the indemnifying party has not elected to
           --------  -------
conduct and control an action or suit subject to paragraph (b) of this Section 9.4, such indemnifying party shall have no right to disapprove such compromise or settlement or to be discharged from liability with respect to the subject matter thereof.

          (b) If the remedy sought in any action or suit referred to in paragraph (a) of this Section 9.4 is solely money damages and will have no continuing effect on the business of any indemnified person, the indemnifying party shall have 5 business days after receipt of the notice referred to in the last sentence of Section 9.3 to notify the indemnified persons that it elects to conduct and control such action or suit. If the indemnifying party does not give the foregoing notice, the indemnified persons shall have the right to defend, contest, settle or compromise such action or suit in the exercise of their exclusive discretion, and the indemnifying party shall, upon request from any of the indemnified persons, promptly pay to such indemnified persons in accordance with the other terms of this Article 9 the amount of any Loss resulting from its liability to the third party claimant and all related Expense. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and settlement of such action or suit, and the indemnified persons shall cooperate with the indemnifying party in connection therewith; provided
                                                                     --------
that (x) the indemnifying party shall not thereby permit to exist any Encumbrance or other adverse charge upon any asset of any indemnified person;
(y) the indemnifying party shall permit the indemnified persons to participate in such conduct or settlement through counsel chosen by the indemnified persons, but the fees and expenses of such counsel shall be borne by the indemnified persons except as provided in clause (z) below; and (z) the indemnifying party shall agree promptly to reimburse to the extent required under this Article 9 the indemnified persons for the full amount of any Loss resulting from such action or suit and all related Expense incurred by the indemnified persons, except fees and expenses of counsel for the indemnified persons incurred after the assumption of the conduct and control of such action or suit by the indemnifying party. So long as the indemnifying party is contesting any such action or suit in good faith, the indemnified persons shall not pay or settle any such action or suit without the express prior written consent of the indemnifying party. Notwithstanding the foregoing, the indemnified persons shall have the right to pay or settle any such action or suit, provided that in such event the indemnified persons shall waive any right to indemnity therefor by the indemnifying party, and no amount in respect thereof shall be claimed as Loss or Expense under this Article 9.


                                   ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1  Termination.  Anything contained in this Agreement to the contrary
           -----------
notwithstanding, this Agreement may be terminated at any time prior to the Effective Date:

           (a) by the mutual consent of the Board of Directors of Telco and the Shareholders; and

           (b) by Telco or the Shareholders if the Closing shall not have occurred on or before June 1, 1996 (or such later date as may be mutually agreed to by Telco and the Shareholders).

     In the event that this Agreement shall be terminated pursuant to this
Article 10, all further obligations of the parties under this Agreement (other than Sections 5.3, 11.2 and 11.9) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.


                                   ARTICLE 11
                              GENERAL PROVISIONS
                              ------------------

     11.1  Survival of Obligations.  All representations, warranties, covenants
           -----------------------
and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

     11.2  Confidential Nature of Information.  Each party agrees that it will
           ----------------------------------
treat in confidence all documents, materials and other information that it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of non-public documents and materials that have been furnished in connection therewith. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information that (a) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is known to the public and did not become so known through any violation of a legal obligation, (c) became known to the public through no fault of such party, or
(d) is later lawfully acquired by such party from other sources.

     11.3  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of Delaware, without regard to conflicts-of-laws principles.

     11.4  Notices.  All notices or other communications required or permitted
           -------
hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

           If to the Shareholders, to:

           c/o Long Distance Wholesale Club
           1401 Wilson Blvd., Suite 1100
           Arlington, VA  22209
           Attention:  President

           If to Telco,  to:

           Telco Communications Group, Incorporated
           4219 Lafayette Center Drive
           Chantilly, VA  22021
           Attention:  General Counsel

           with a copy to:

           Swidler & Berlin, Chartered
           3000 K Street, N.W., Suite 300
           Washington, D.C.  20007
           Attention: John Klusaritz, Esq.

or to such other address as such party may indicate by a notice delivered in writing to the other parties hereto.

     11.5  Successors and Assigns.  (a)  The rights and obligations of each
           ----------------------
party under this Agreement shall not be assignable by such party hereto prior to the Effective Date without the express prior written consent of the other parties.

           (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under or by reason of this Agreement.

     11.6  Entire Agreement; Amendments.  This Agreement and the Exhibits and
           ----------------------------
Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein. This agreement supersedes the Merger Agreement executed by the parties hereto on April 1, 1996, and this agreement supersedes all prior and contemporaneous agreements, understandings or intents between or among any of the parties hereto with respect to the subject matter contained herein or therein. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

     11.7  Interpretation.  Article titles and headings to sections herein are
           --------------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. So long as the Schedules provide full and clear disclosure, any matter disclosed on one Schedule shall be deemed disclosed on all other relevant Schedules.

     11.8  Waivers.  Any term or provision of this Agreement may be waived in
           -------
writing, or the time for its performance may be extended in writing, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.9  Expenses.  Each party hereto will pay all costs and expenses
           --------
incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     11.10 Partial Invalidity.  Whenever possible, each provision hereof shall
           ------------------
be interpreted

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

in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     11.11  Execution in Counterparts.  This Agreement may be executed in two
            -------------------------
or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when two or more counterparts have been signed by each of the parties and delivered to each party hereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    TELCO COMMUNICATIONS GROUP,
                                    INCORPORATED

                                    By:    /s/ Donald A. Burns
                                          ----------------------------
                                    Name:  Donald A. Burns
                                          ----------------------------
                                    Its:   President
                                           ---------------------------

                                     /s/ Thomas J. Cirrito
                                    ----------------------------------
                                        Thomas J. Cirrito

                                     /s/ Michael Cirrito
                                    ----------------------------------
                                        Michael Cirrito

                                      /s/ Nicole Cirrito
                                    ----------------------------------
                                        Nicole Cirrito

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